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Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Gargoyles, Inc. 1995 Stock Incentive Compensation Plan of our report dated May 22, 1997, with respect to the financial statements of Sungold Enterprises, Ltd., for the years ended December 31, 1996 and 1995 in this Current Report on Form 8-K/A of Gargoyles, Inc.


                                                ERNST & YOUNG LLP


Seattle, Washington
June 23, 1997

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